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April 20, 2000

The Board of Directors
West Coast Bancorp
5335 Meadows Road, Suite 201
Lake Oswego, Oregon 97035

         RE:  LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Dear Ladies and Gentlemen:

         We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to an additional 363,000 shares of common stock, no par value per share (the "Shares"), of West Coast Bancorp, an Oregon corporation ("Bancorp") authorized for issuance under the West Coast Bancorp Director Stock Option Plan (the "Plan").

         In connection with the offering of the Shares, we have examined the following the Registration Statement, and such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of Bancorp.

         Our opinion assumes that the Shares are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.

         Based and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Plan, after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Oregon and will be fully paid and nonassessable.


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West Coast Bancorp
April 20, 2000
Page 2

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     GRAHAM & DUNN PC

                                                     /S/ GRAHAM & DUNN PC